                                                                     EXHIBIT 3.4

                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

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                                  120 BROADWAY                     177 MADISON AVENUE
WRITER'S DIRECT DIAL                                          MORRISTOWN, NEW JERSEY 07960
                            NEW YORK, NEW YORK 10271                 (973) 538-5600
                                                                   FAX: (973) 538-6448
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                                 (212) 238-3000                 1351 WASHINGTON BOULEVARD
                                                                        2ND FLOOR
                                     -------               STAMFORD, CONNECTICUT 06902-4543
                               FAX: (212) 238-3100                   (203) 425-1400
                           http://www.emmetmarvin.com              FAX: (203) 425-1410

                              January 4, 2005

The Bank of New York
  as Trustee of
  Claymore Securities Defined Portfolios, Series 206,
  Large Cap Core Portfolio, Series 4,
  Small-Cap Core Portfolio, Series 3,
  Strategic Equity Allocation Trust, Series 2
  Dow 10(SM) Portfolio (15-Month), 1st Quarter 2005
2 Hanson Place
Brooklyn, New York 11217

Ladies and Gentlemen:

     We are acting as your counsel in connection with the execution and delivery by you of a certain Reference Trust Agreement, (the "Trust Agreement") dated as of today's date between Claymore Securities, Inc., as Depositor (the "Depositor"), and you, as Trustee, establishing Claymore Securities Defined Portfolios, Series 206, Large-Cap Core Portfolio, Series 4, Small-Cap Core Portfolio, Series 3, Strategic Equity Allocation Trust, Series 2 and Dow
10(SM) Portfolio (15-Month), 1st Quarter 2005 (the "Trust(s)"), and the execution by you, as Trustee under the Trust Agreement, of receipts for units evidencing ownership of all of the units of fractional undivided interest (such receipts for units and such aggregate units being herein respectively called "Receipts for Units" and "Units") in the Trust(s), as set forth in the prospectus, (the "Prospectus") included in the registration statement on Form S-6, as amended to the date hereof (the "Registration Statement"), relating to the Trust(s). The Trust(s) consists of equity and/or debt securities (the "Securities") (including delivery statements relating to contracts for the purchase of certain Securities not yet delivered and cash, cash equivalents or an irrevocable letter or letters of credit, or a combination thereof, in the amount required to pay for such purchases upon the receipt of such Securities) as listed under "Portfolio" in the Prospectus (such Securities, delivery statements and cash, cash equivalents, letter or letters of credit being herein called the "Portfolio Assets").

          We have examined the Trust Agreement, and originals (or copies certified or otherwise identified to our satisfaction) of such other instruments, certificates and documents as we have deemed necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid instruments, certificates and documents.

          Based on the foregoing, we are of the opinion that:

          1. The Bank of New York is a corporation organized under the laws of the State of New York with the powers of a trust company under the Banking Law of the State of New York.

          2. The Trust Agreement is in proper form for execution and delivery by you, as Trustee, and each has been duly executed and delivered by you, as Trustee, and assuming due authorization, execution and delivery by the Depositor, the Trust Agreement is a valid and legally binding obligation of The Bank of New York.

          3. The Receipts for Units are in proper form for execution by you, as Trustee, and have been duly executed by you, as Trustee, and pursuant to the Depositor's instructions, the Trustee has registered on the registration books of the Trust(s) the ownership of the Units by Cede & Co., as nominee of The Depository Trust Company where it has caused the Units to be credited to the account of the Depositor.

          In rendering the foregoing opinion we have not considered, among other things, the merchantability of the Portfolio Assets, whether the Portfolio Assets have been duly authorized and delivered or the tax status of the Portfolio Assets under any federal, state or local laws.

          We are members of the New York Bar only and do not hold ourselves out as experts on, nor do we express any opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States. This opinion is for your benefit and may not be disclosed to or relied upon by any other person without our prior written consent.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement relating to the Units and to the use of our name and the reference to our firm in the Registration Statement and in the Prospectus.

                                        Very truly yours,


                                        /s/Emmet, Marvin & Martin, LLP
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